                                                                    EXHIBIT 10.5

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.





                 AMENDED AND RESTATED NON-COMPETITION AGREEMENT




                        dated as of ______________, 1997



                                     among



                           GALILEO INTERNATIONAL INC.


                                      and


                             [GROUP MEMBER-OWNER],


                       [GROUP MEMBER-OWNER DISTRIBUTOR],


                           [ULTIMATE PARENT ENTITY],

                                      and


                            [AIR CARRIER AFFILIATE]

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                               TABLE OF CONTENTS



                                                                                                                            Page


SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2


SECTION 2.  Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5


SECTION 3.  Additional Permitted Marketing and Distribution of Owner-Developed Products and Customized Products . . . . . .    7


SECTION 4.  Ethical Wall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9


SECTION 5.  Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


SECTION 6.  Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11


SECTION 7.  Airline Affiliate Review Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11


SECTION 8.  Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


SECTION 9.  Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


SECTION 10.  Rights and Remedies Upon Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17


SECTION 11.  Severability of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17


SECTION 12.  Blue-Penciling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 13.  Attorneys' Fees and Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 14.  Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 15.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 16.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 17.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


SECTION 18.  Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


SECTION 19.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


CONFIDENTIAL TREATMENT               (ii)
REQUESTED BY GALILEO
INTERNATIONAL, INC.

SECTION 20.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


SECTION 21.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  21

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.





                              AMENDED AND RESTATED
                           NON-COMPETITION AGREEMENT


          AMENDED AND RESTATED NON-COMPETITION AGREEMENT (the "Agreement"), dated as of _______, 1997, by and among Galileo International, Inc., a Delaware
corporation ("Galileo"), [to be executed separately by each     Owner (the
"Group Member-Owner"), such Group Member-Owner's Distributor (the "Group Member-Owner Distributor"), such Group Member-Owner's Ultimate Parent Entity (the "Ultimate Parent Entity") and any Affiliate of such Group Member-Owner that is an Air Carrier (the "Air Carrier Affiliate")].

          WHEREAS, the Group and each Group Member acknowledges that the scope of the Core Business of Galileo is as defined in Section 1 hereof;

          WHEREAS, certain Group Members may have access to the trade secrets of, and confidential information concerning, the Core Business which are not available to the public;

          WHEREAS, the agreements and covenants contained in this Agreement are essential to protect the value of the Core Business of Galileo;

          WHEREAS, some or all of the Group Members were previously parties to a Non-Competition Agreement, dated as of September 16, 1993 (the "Original Non -Competition Agreement"), among some or all of the Group Members and Galileo
In ternational Partnership, a Delaware general partnership (the "Partnership");

          WHEREAS, Galileo is the successor in interest by merger
(the "Merger") to all of the Partnership's rights and obligations under the Original Non-Competition Agreement;

          WHEREAS, as a result of the Merger, the Group Member-Owner's former partnership interest in the Partnership has been converted into its Galileo Interest;

          WHEREAS, the Group Members and Galileo wish to amend and restate the terms of the Original Non-Competition Agreement as set forth herein;

CONFIDENTIAL TREATMENT                      2
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          WHEREAS, the Group Member-Owner acknowledges that its agreements and covenants set forth herein are an integral part of the arrangements between itself and its Affiliates, on the one hand, and Galileo and its Affiliates, on the other hand, and that but for such agreements and covenants, Galileo would not enter into the arrangements relating to the Group Member-Owner's Galileo Interest;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms have the following meanings:

          "Affiliate" means, with respect to any entity at any time, a Person
(i) that at such time owns or controls, directly or indirectly, 50% or more of
the capital stock (or other ownership interest, if not a        corporation) of
such entity ordinarily having voting rights, (ii) 50% or more of whose capital stock (or other ownership interest, if not a corporation) ordinarily having voting rights at such time is owned or controlled, directly or indirectly, by such entity or (iii) 50% or more of whose capital stock (or other ownership interest, if not a corporation) ordinarily having voting rights at such time is owned or controlled, directly or indirectly, by another Person that at such time owns or controls, directly or indirectly, 50% or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights; provided, however, that Galileo shall be deemed not to be an "Affiliate" of any Owner or any Affiliate thereof; and provided, further, that
(i) no Owner shall be deemed to be an "Affiliate" of any other Owner or any Affiliate thereof solely by virtue of its Galileo Interest; and (ii) Instituto Per La Riconstruzione Industriale S.p.A., the Government of the Republic of Ireland and any ministry thereof, the Republic of Austria and its agencies, the Republic of Greece and its agencies, the Republic of Portugal and its agencies, and the Government of The Netherlands or any political subdivision or instrumentality thereof shall not be deemed to be an "Affiliate" of any Person.

          "Air Carrier" means a Person that directly or indirectly or by lease provides commercial passenger air transportation.

          "Air Carrier Competitor" means, with respect to the Group Member-Owner's Principal Air Carrier Affiliate, an Air Carrier [that such Group Member -Owner's Principal Air Carrier Affiliate reasonably believes is a significant competitor thereof either overall or in a particular market segment, provided that any relief granted pursuant to Section 7 with respect

CONFIDENTIAL TREATMENT                      3
REQUESTED BY GALILEO
INTERNATIONAL, INC.

to an Air Carrier Competitor in a particular market segment shall be limited to such market segment].

          "Board" means the Board of Directors of Galileo.

          "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in Chicago, Illinois or London, England are authorized by law to close.

          "Computer Services Agreement" means the Amended and Restated Computer Services Agreement, dated as of _________________ _, entered into between Galileo and ________________________.

          "Core Business" means the provision of Reservations Services (excluding Cargo Services) to Neutral Travel Providers.

          "CRS Company" means any of SABRE, Amadeus/System One, Abacus, Axxess, Infini, Worldspan, or any successor in interest thereto, or any other Person other than Galileo that has earned at least 50% of its revenues in any of its preceding three fiscal years, or such shorter time that it has been in business, from the Core Business.


          "CRS Owner" means any Person, other than a Group Member with respect to its direct or indirect ownership interest in Galileo, that is not a CRS Company and either, (a) beneficially owns, directly or indirectly, an interest in a CRS Company, or (b) has earned more than 5% but less than 50% of its revenues in any of its preceding three fiscal years, or such shorter time that it has been in business, from the Core Business.

          "Director" means a director of Galileo.

          "Distributor" means a Person which has entered into, or enters into, a Distributor Agreement with Galileo.

          "Distributor Agreement" means any distributor agreement entered into between Galileo and any Person.

          "Effective Date" means the effective date of the IPO.

          "Galileo Interest" means an Owner's ownership interest in the capital stock of Galileo.

CONFIDENTIAL TREATMENT                      4
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          "Group" means the Group Member-Owner signatory hereto, the Group Member-Owner Distributor signatory hereto, the Ultimate Parent Entity of such Group Member-Owner, the Principal Air Carrier Affiliate, and any other Air Carrier Affiliate of any of the foregoing and the Affiliates of any of them (each individually a "Group Member").

          "Internal Reservations System" means the central processing hardware utilized by a Group Member-Owner's Air Carrier Affiliate to provide its Internal Reservations Services.

          "National Distributor Coordinating Committee" means the committee comprised of one individual from each Group Member- Owner Distributor, if any, which is a party to a Distribution Sales and Service Agreement with Galileo, which individual shall be appointed by such Group Member-Owner Distributor.

          "National Product" means a Reservations Service, Accounting Service, or Commercial Service (i) that is not otherwise available from Galileo and
(ii) that is developed or licensed at a Group Member's cost. National Products will include products not otherwise available from Galileo that are developed as "National Products" by Galileo in accordance with the terms of the applicable Distributor Agreement between Galileo and the Group Member-Owner Distributor.

          "Owner" means any signatory hereto or to any other Non-Competition Agreement with Galileo that holds any shares of capital stock of Galileo.

          "Preferred Stock" means the Preferred Stock, par value $0.01 per share, of Galileo, in Series A through G.

          "Principal Air Carrier Affiliate" means ________________________; provided, however, that for purposes of Section 7(c) only, "Principal Air Carrier Affiliate" means _____________, ______________, ______________,
___________, ______________, and ______________.

          "Sales Representation Agreement" means any sales representation agreement entered into between Galileo and any Group Member.

          "Significant Competitor" means (i) any entity that, within the immediately preceding six-month period, accounted for more than 10% of direct access product bookings or ticketing within any of the billing territories established by the Galileo International Global Airline Distribution Agreement, as substantiated on the basis of independent data provided by

CONFIDENTIAL TREATMENT                      5
REQUESTED BY GALILEO
INTERNATIONAL, INC.

ARC or BSPs or marketing or billing information provided by other Persons, Galileo to provide any such information which is in its possession and it is legally permitted to provide, or (ii) if the measure of an entity's market share cannot be established after consultation with Galileo and exchange between Group Member and Galileo of information regarding the entity's market share, any entity that a Group Member Owner's Principal Air Carrier Affiliate reasonably believes is a Significant Competitor of Galileo.

          Other capitalized terms used in this Agreement and not defined in this Section 1 shall have the meanings ascribed to them elsewhere in this Agreement or in Annex I hereto; provided, however, that in the event of any conflict in the definitions of such terms, the definitions in this Section 1 and elsewhere in this Agreement shall control.

          SECTION 2. Non-Competition. (a) Except through the Group Member -Owner's Galileo Interest, or as otherwise provided in this Agreement or pursuant to a Distributor Agreement or a Sales Representation Agreement, until this Agreement is terminated, neither the Group nor any Group Member shall engage in the Core Business, own an interest in a CRS Company, be a CRS Owner or own an interest in a CRS Owner.

          (b) A Group Member may acquire and own an interest that represents no more than 5% of the voting interests in a CRS Owner or a CRS Owner may acquire and own an interest that represents no more than 5% of the voting interests in a Group Member (either a "De Minimis Interest"); provided, that in either case the Person acquiring such De Minimis Interest does not have a representative on the board of directors (or similar governing body, if not a corporation) of the CRS Owner or Group Member, as the case may be.

          (c) A Group Member may acquire and own an interest that represents no more than 25% of the voting interests in a CRS Owner or a CRS Owner may acquire and own an interest that represents no more than 25% of the voting interests in a Group Member (either, a "Minor Interest") so long as the Group complies with the provisions of Section 4 below, except with respect to a De Minimis Interest, for which compliance with Section 4 is not required. A Group Member shall be permitted to acquire and own an interest that represents more than 25% of the voting interests in a CRS Owner and a CRS Owner shall be permitted to acquire and own an interest that represents more than 25% of the voting interests in a Group Member (either, a "Major Interest") so long as the Group Member complies with the provisions of Section 5 below.

          (d) Notwithstanding the foregoing, nothing herein shall prohibit a Group Member from:

CONFIDENTIAL TREATMENT                      6
REQUESTED BY GALILEO
INTERNATIONAL, INC.


               (i)     providing Internal Airline Services or Internal

          Reservations Services for itself or for another Air Carrier; to the extent that a Group Member provides Internal Reservations Services to an Air Carrier that is not a Group Member, use of the Internal Reservations Services by such Air Carrier shall not be restricted by this Agreement and the Group and the Group Member providing such services shall be deemed not to have violated this Agreement as a result of such use; provided, however, the Group and the Group Member providing such services shall be deemed to have violated this Agreement if the Group Member's conduct is such that the probable result thereof would be material competition with the Core Business;

               (ii)    providing Cargo Services to any Person;

               (iii) providing Reservations Services to Other Customers, either through its Internal Reservations System or, at its direction, through the Computer System and marketing such services directly to Other Customers; provided, that such Group Member shall take all
          reasonable    steps necessary to ensure that such services are not
          used by Neutral Travel Providers, other than for their Non-Neutral Travel Business (the "Ancillary Use Restrictions");

               (iv)    providing services (including Reservations Services) to

          Other Customers using Direct Access Products, either through its Internal Reservations System, a Direct Access Distribution Channel or, at its direction, through the Computer System, or otherwise, and marketing such Direct Access Products directly to Other Customers; provided, that, such Group Member shall take all reasonable steps necessary to ensure that the Ancillary Use Restrictions are complied with;

               (v) providing Owner-Developed Products to any of its Other Customers;

               (vi) competing with Galileo or any other Person outside the Core Business;

               (vii) participating, as a Vendor, in competing computer reservations systems owned or operated by one or more Vendors or Vendor Affiliates ("Competing CRS Systems") or in such systems owned
          or operated by Persons not Vendors    or Vendor Affiliates, such as
          Prodigy, Istel, Videotel, Minitel, Smart Phone, Microsoft Network and Compuserve, that are not otherwise Competing CRS Systems ("Other Systems"); provided that, except as provided in subsection (viii) or
          (xiii) below, no Group Member may assist in the marketing of a Competing CRS System to any Person or in the marketing of an Other System to Persons other than individuals;

CONFIDENTIAL TREATMENT                      7
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          (viii) promoting its airline products and services distributed through any distribution channel (including a Competing CRS System), so long as any such promotion does not, in the view of a reasonable person,
     refer negatively   to Galileo or its products, either implicitly or
     explicitly; provided that the mere participation of such Group Member in any such distribution channel shall not be deemed in and of itself to refer negatively to Galileo or its products; provided further that in the event the promotion in accordance with this clause (viii) involves the promotion of the product of a Competing CRS and Galileo offers a comparable product in such distribution channel (in functional, financial and commercial terms and with due regard to prevailing market conditions) to the product which a Group Member is promoting through such distribution channel, then such Group Member shall promote Galileo's product in a manner similar to, and to the same extent that, such Group Member promotes the distribution of such comparable product through any such distribution channel, except to the extent that promotion of Galileo's product would be commercially unreasonable or not proportionate to the breadth and depth of Galileo's product; provided further that, for the purposes of this subsection (viii), a Galileo product which cannot be biased in favor of the promoting Group Member's Principal Air Carrier Affiliate shall not be deemed to be comparable to a product of a Galileo competitor which may be biased in such manner, it being understood that no Group Member will be required to promote a Galileo product that is biased exclusively in favor of one or more non-Group Member Air Carriers.

          (ix) providing National Products to Neutral Travel Providers either through its Internal Reservations System or, at its direction, through the Computer System, but only until such time as Galileo develops a "Replacement Product" as defined in the Distributor Agreement;

          (x) in the case of the Group Member-Owner Distributor executing this Agreement, providing Distribution Services or other products or services that such Group Member-Owner Distributor determines are required by its National Territory and that Galileo, after consultation with such Group Member-Owner Distributor, has elected not to provide, so long as the functionality provided is compatible with and does not conflict with Galileo's Distribution Services;

          (xi) holding an interest in SITA or any other air transportation industry cooperative organization that is not a CRS Company or a CRS Owner, or having a representative on the board of directors of any such organization;

CONFIDENTIAL TREATMENT                      8
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          (xii) providing such services to such Persons as may be mandated, from time to time, under applicable CRS Rules; or

          (xiii) marketing and distributing Owner-Developed Products and Customized Products in accordance with the provisions of Section 3 below.

          (e) No Group Member shall refer to any Person other than Galileo any business opportunity within the scope of the Core Business.

          SECTION 3. Additional Permitted Marketing and Distribution of Owner -Developed Products and Customized Products. (a) A Group Member may develop, market and distribute Owner-Developed Products and Customized Products directly to any of its Other Customers other than through Neutral Travel Providers, provided that the non-competition obligations of the Group Members under Sections 2(a), (b) and (c) of this Agreement shall remain in full force and effect. No Group Member, other than a Group Member providing customer support and service to such Other Customers pursuant to paragraph 4 of Appendix I of this Agreement, shall receive a booking fee split or any other revenues from Galileo for any Owner-Developed Product or Customized Product bookings, or any other direct access product bookings.

          (b) In addition to a Group Member's rights under Section 3(a), nothing herein shall prohibit a Group Member from developing, marketing and distributing Customized Products to corporate and consumer Other Customers through Neutral Travel Providers and permitting Neutral Travel Providers to support the use of such Customized Products by such Other Customers, subject to Appendix I of this Agreement and the following:

          (i) such Customized Products run only against a System used by Galileo to provide Reservations Services to Neutral Travel Providers and result in the payment of applicable booking fees to Galileo;

          (ii) all customization, when performed by or on behalf of Galileo, and display services in respect of such Customized Products are consistent with the provisions of the Computer Services Agreement, or with such other terms as Galileo and the Group Member agree upon; and

          (iii) such Customized Products are distributed by the Group Member in coordination with Galileo and the distributor or Sales Representative, if any, for the territory in which such Customized Products are used by, or distributed through, a Neutral Travel Provider, whether any such distributor is Galileo itself, a wholly owned

CONFIDENTIAL TREATMENT                      9
REQUESTED BY GALILEO
INTERNATIONAL, INC.

     subsidiary of Galileo or a Person acting as a Distributor pursuant to a Distributor Agreement, provided that nothing herein will require such Group Member to use the services of any of the aforementioned entities.

          (c) In addition to a Group Member's rights under Section 3(a), in the event that Galileo cannot or, for any reason, does not, produce any Customized Products on commercially reasonable third party terms, then a Group Member may develop, market and distribute Owner-Developed Products to corporate and consumer Other Customers through Neutral Travel Providers in lieu of Customized Products pursuant to Section 3(b) above, and may permit Neutral Travel Providers to support the use of those Owner-Developed Products by such Other Customers, provided that the Group Member shall not develop, market or distribute any such Owner-Developed Product unless it has given Galileo reasonable prior written notice of the Group Member's intention to develop, market and distribute such product.

          (d) As required by applicable law and regulation, Galileo may provide its direct access products and related services (which will not be deemed to include Owner-Developed Products or Owner-purchased customization features) to all participating carriers on non-discriminatory terms.

          SECTION 4. Ethical Wall. (a) A Group Member or a CRS Owner may acquire and own a Minor Interest so long as the Group is in compliance with each of the following:

          (i) No Group Member shall disclose any Confidential Information to the CRS Owner, the CRS Company owned by the CRS Owner (or their respective Affiliates) or to any Group Member that might make such Confidential Information available to the CRS Owner or the CRS Company owned by the CRS Owner (or their respective Affiliates).

          (ii) The Group shall have established and shall strictly enforce internal administrative procedures (an "Ethical Wall") to (x) maintain a complete segregation of the operations and personnel of Galileo, on the one hand, and the CRS Owner or the CRS Company owned by the CRS Owner (or their respective Affiliates), on the other, and (y) restrict the flow of Confidential Information from the Group to the CRS Owner, the CRS Company owned by the CRS Owner (or their respective Affiliates) or to any Group Member that might make such Confidential Information available to the CRS Owner or the CRS Company owned by the CRS Owner (or their respective Affiliates).

CONFIDENTIAL TREATMENT                      10
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          (iii) Within 15 days of the date on which a Group Member or CRS Owner has acquired a Minor Interest, and annually thereafter, the Group shall deliver to Galileo a valid, binding and irrevocable undertaking, reasonably satisfactory in form and substance to Galileo, stating that each Group Member will comply with the terms of this Section 4 and setting forth the procedures to be utilized by the various parties thereto.

          (b) The procedures comprising an Ethical Wall shall include, with out limitation, the following: (i) preparation of a detailed confidentiality memorandum approved by Galileo which shall be signed periodically by each recipient of Confidential Information; (ii) confidentiality legends on correspondence and memoranda; (iii) use of code names to avoid disclosure of competitively sensitive information relating to customers, supplier and vendors; (iv) telephone communications confidentiality procedures; (v) restriction of internal communications to those persons acknowledged by Galileo to have a demonstrated "need to know"; (vi) channeling of Confidential Information through a designated individual approved in advance by Galileo;
(vii) prohibition against responding to outside inquiries concerning the commercial aspects of the Core Business, which inquiries shall be referred to Galileo; (viii) internal document control, including file maintenance and document destruction; (ix) word processing and expense record controls to assure confidentiality; and (x) appropriate acknowledgment and periodic compliance certification procedures.

          (c) In the event that it is alleged by a majority of the whole Board (excluding for purposes of determining the size of the Board and the vote required to obtain a majority of the whole Board any Director or Directors elected by any Group Member) that the Group or any Group Member has not (x) established an adequate Ethical Wall or (y) strictly enforced such Ethical Wall at any time (either, an "Ethical Wall Breach"), and the Group Member-Owner disputes such allegation, such dispute shall be submitted to arbitration pursuant to Section 9 hereof to determine whether such an Ethical Wall Breach has occurred. If (i) the Group Member-Owner does not dispute such allegation or (ii) the Arbitrator determines that the Group or any Group Member has committed an Ethical Wall Breach, the Group shall comply with the provisions of
Section 5 below.

          SECTION 5. Restrictions. (a) If a Group Member shall be a CRS Owner, or any Group Member shall acquire or own a Major Interest or shall have a Major Interest in itself held by a CRS Owner or shall have committed an Ethical Wall Breach, Galileo and all other Owners will not provide to the Group any Confidential Information and no Director elected by any Group Member shall be permitted to attend any meeting of Galileo (including, without limitation, meetings of the Board or any committee thereof) or to vote on any matters before the Board or any committee thereof, and, in the case of the Group Member-Owner Distributor, no representative of such Group Member-Owner

CONFIDENTIAL TREATMENT          11
REQUESTED BY GALILEO
INTERNATIONAL, INC.

Distributor shall be permitted to attend any meeting of the National Distributor Coordinating Committee, or any other committee or organization formed by or for Distributors, for a period of 20 Business Days (the "Freeze Period") commencing on the date of the event that triggered this Section 5 (the "Trigger Date") and the Parties shall comply with the following procedures:

              (i) within six (6) Business Days of the Trigger Date, the Group Member-Owner shall submit a written plan (the "Group's Plan") to Galileo detailing the procedures to be taken by the Group and Galileo to ensure that the CRS Owner and the CRS Company owned by the CRS Owner, and their respective Affiliates, will not have access to any Confidential Information or to any individual who has access to any Confidential Information;

              (ii) within six (6) Business Days of the receipt of the Group's Plan, the Board shall meet (such meeting may be held telephonically) to consider the Group's Plan, a majority of the whole Board (excluding for purposes of determining the size of the Board and the vote required to obtain a majority of the whole Board any Director or Directors elected by any Group Member) may accept the Group's Plan or propose its own plan ("Galileo's Plan") detailing the procedures to be taken by the Group and Galileo to ensure that the CRS Owner and the CRS Company owned by the CRS Owner, and their respective Affiliates, will not have access to any Confidential Information or to any individual who has access to any Confidential Information; and

              (iii) if the Group's Plan is not approved pursuant to subclause (ii) above, then within three (3) Business Days of the approval of Galileo's Plan, the Group Member-Owner shall notify Galileo whether it will accept Galileo's Plan or whether it will submit the matter to arbitration pursuant to Section 9 hereof; provided, that if the Group Member-Owner elects to submit the matter to arbitration the Freeze Period shall be extended until the completion of the arbitration process.

              (b) In formulating Galileo's Plan, the Board shall consider, among others, the following factors: (i) the nature of the relationship between the Group and the CRS Owner; (ii) the extent to which the CRS Owner and the CRS Company compete with Galileo in the Core Business; (iii) the independence of the Group's management from the management of the CRS Owner and the CRS Company; (iv) the adequacy of the Ethical Wall to prevent communication of the Confidential Information among commonly controlled Persons; (v) the burden that Galileo's Plan will place on the Group; and (vi) the costs and risks the Group's Plan will impose on Galileo.

CONFIDENTIAL TREATMENT       12
REQUESTED BY GALILEO
INTERNATIONAL, INC.


            (c) If a Group Member shall be a CRS Owner or if the Major Interest purchased by or invested in a Group Member exceeds 50%, Galileo's Plan may require divestiture, at such Group Member's option, of (A) the Group Member's interest in the CRS Owner, (B) the CRS Owner's interest in the Group Member, or (C) the Group Member's interest in Galileo. In the event the Group Member elects not to divest its interest in the CRS Owner or elects not to cause the divestiture of the CRS Owner's interest in the Group Member, then promptly after the earlier of (i) the approval of Galileo's Plan or (ii) the rendering of an Award confirming Galileo's Plan, any Director or Directors elected by any of the Group Members shall immediately resign from the Board and the Group Member shall begin an orderly divestiture of its shares of Galileo capital stock in a reasonable manner approved by Galileo's Board.

            SECTION 6. Consent. Any Group Member, either alone or in combination with any other Person, without violating any provision of this Agreement or any duty of the Group to Galileo or any other Owner or any Affiliate thereof and without incurring any obligation or liability to Galileo or any other Owner or any Affiliate thereof, may engage in activities that would otherwise be prohibited pursuant to Section 2 hereof if: (i) such Group Member has given written notice to each member of the Board specifying the nature of such activities, (ii) the Board, by a majority vote of those Directors (excluding any director elected by any Group Member), specifically authorizes such Group Member to engage in such activities, and (iii) the Group Member actively begins to pursue such activities within 90 days of such authorization.

            SECTION 7.  Airline Affiliate Review Board.  (a)  If an Air
Carrier Competitor of a Group Member-Owner's Principal Air Carrier Affiliate engages in an activity that such Principal Air Carrier Affiliate is prohibited from engaging in pursuant to Section 2 (other than any activity that is the subject of Sections 2(b) or (c) or any activity permitted pursuant to Section
6) and such Principal Air Carrier Affiliate (i) reasonably believes that it will be materially disadvantaged by not being able to engage in such activity and (ii) either (A) is unlikely in the reasonable judgment of such Principal Air Carrier Affiliate to receive Board approval to engage in the activity pursuant to Section 6 because of the activity's probable effect on the business of Galileo or (B) has sought and failed to receive Board approval pursuant to
Section 6, then such Principal Air Carrier Affiliate (an "AARB Petitioner") may seek approval to engage in the activity from Galileo's Airline Affiliate Review Board ("AARB") in accordance with the provisions of this Section 7. Neither the Principal Air Carrier Affiliate nor any of its Affiliates shall engage in such activity, whether directly or indirectly, until the later of (x) ten Business Days after the date on which the AARB reaches a decision permitting such

CONFIDENTIAL TREATMENT       13
REQUESTED BY GALILEO
INTERNATIONAL, INC.

activity or (y) in the event Galileo appeals a decision by the AARB permitting such activity pursuant to Section 7(l), the date on which an Award is rendered permitting such activity.

             (b) An AARB Petitioner may initiate a review by the AARB of its requested activity by submitting a written petition (an "AARB Petition") to Galileo. The AARB Petition shall specify the nature of the activity to be engaged in, the nature of the relief sought, the likely impact upon the Principal Air Carrier Affiliate of the denial of such relief, the likely impact upon Galileo, in the view of the AARB Petitioner, of the granting of such relief, and suggested terms for the granting of such relief. The AARB Petitioner may set forth several alternative proposals for relief. Such petition shall be limited in length to ten (10) typed, single spaced pages (excluding any evidentiary exhibits included therein).

             (c) The AARB shall be composed of one senior executive from each Principal Air Carrier Affiliate whose Group Member-Owner is entitled to elect one or more Directors as a result of its ownership of one or more shares of Preferred Stock, provided that (i) the AARB shall not include any representative of the AARB Petitioner or its Affiliates, (ii) no Board member shall be a member of the AARB and (iii) the AARB shall not include any representative of any Group Member that has terminated or is not in compliance with its Non- Competition Agreement.

             (d) Not later than 20 days after the receipt by Galileo of an AARB Petition, each Owner entitled to appoint a representative to the AARB pursuant to the provisions of Section 7(c) shall deliver to all members of the Board written notice of the identity of the individual nominated by such Owner to serve as its AARB representative (an "AARB Member").

             (e) In the event the AARB would consist of an even number of members and such number is greater than two, then the AARB shall exclude the representative of the Owner selected in accordance with the lottery procedures set forth in Exhibit A hereto. In the event that the AARB would consist of only one member, or in the event that no AARB may be constituted in accordance with the foregoing procedures, the AARB Petition shall be resolved in accordance with the appeal provisions set forth in Section 7(l).

             (f) Not later than 30 days after the receipt by Galileo of an AARB Petition, Galileo may submit to the AARB Petitioner and to each of the AARB Members a written reply to the AARB Petition (limited in length to ten
(10) typed, single spaced pages (excluding any evidentiary exhibits included therein)), stating Galileo's position regarding the requested relief (the "Galileo Response"). Any such Galileo Response shall specify Galileo's views on the likely result of granting the requested relief, and suggested terms, if any, for conditioning the

CONFIDENTIAL TREATMENT      14
REQUESTED BY GALILEO
INTERNATIONAL, INC.

granting of relief on certain actions by the AARB Petitioner. The Galileo Response may propose that the requested relief be denied and may also set forth several alternative conditions to the granting of relief.

           (g) Not later than 40 days after the receipt by Galileo of an AARB Petition, the AARB shall convene, either in person or by telephone or video conference. The AARB Petitioner and, in the event Galileo submits a Galileo Response, a representative of Galileo shall each be permitted to present its views in person to the AARB. The AARB shall reach a decision within 40 days after the receipt of the Galileo Response.

           (h) In reaching its determination, the AARB shall consider, without limitation, in addition to the damage likely to result to the Principal Air Carrier Affiliate, on the one hand, and Galileo, on the other hand, whether allowance of such activity would be inconsistent with the arrangements between such Principal Air Carrier Affiliate and Galileo, including without limitation such Principal Air Carrier Affiliate's affiliation with a Distributor, and its employment as a sales representative of Galileo. The AARB shall not consider any information other than the information provided in the AARB Petition and the AARB Petitioner's oral presentation, if any, and in the Galileo Response and Galileo's oral presentation, if any.

           (i) The AARB shall permit the requested activity upon a Principal Air Carrier Affiliate's demonstration to the AARB's satisfaction that the damage to such Principal Air Carrier Affiliate from continued prohibition of such activity would be greater than the damage which would be suffered by Galileo if such activity were allowed. Such damages will be calculated as the percentage of the relevant Person's total annual revenue which is represented by the revenue which would be lost by continued prohibition of the activity, in the case of the Principal Air Carrier Affiliate, or by allowance of the activity, in the case of Galileo. Damage to either party may, if appropriate, be measured over a period of years.

           (j) The AARB shall have the right to condition its allowance of any requested activity upon divestiture of the Group Member-Owner's Galileo Interest, or of the termination of its right, if any, to sell or otherwise distribute the products and services of Galileo, or upon the modification or termination of any of the Group's other arrangements with Galileo. The AARB may also condition its allowance of any requested activity upon payment of compensation to Galileo. Upon acceptance of any such allowance of an activity by the AARB, each Group Member shall be deemed to accept any associated conditions imposed by the AARB and shall be deemed to waive any right to appeal, delay, or otherwise contest the associated conditions while pursuing the requested activity; provided, however, that upon

CONFIDENTIAL TREATMENT     15
REQUESTED BY GALILEO
INTERNATIONAL, INC.

rejection of any such allowance of an activity by the AARB, nothing in this
Section 7(j) will prevent a Group Member from appealing any decision of the AARB.

            (k) The AARB shall make its determination in accordance with the vote of a majority of its members, or in the event the AARB is composed of only two members, by a unanimous vote. The AARB shall issue a written statement (the "AARB Determination") finding entirely in favor of one of the proposals set forth in the AARB Petition or entirely in favor of one of the proposals set forth in the Galileo Response, provided that if there is no Galileo Response, the AARB Determination shall either be entirely in favor of one of the proposals set forth in the AARB Petition or shall condition acceptance of the request for relief on any conditions the AARB deems appropriate.

            (l) Not later than ten days after the earlier of (i) the date on which the parties determine that an AARB comprised of two or more members cannot be constituted in accordance with this Section 7, (ii) in the event there are only two AARB members, the date on which one or both of such AARB members report to the AARB Petitioner and Galileo that they cannot reach a unanimous decision with regard to the AARB Petition, or (iii) the rendering of the AARB Determination, either the AARB Petitioner or Galileo may, in the case of clauses (i) and (ii) of this Section 7(l), submit the AARB Petition for arbitration, or, in the case of clause (iii) of this Section 7(l), appeal the AARB Determination, in each case pursuant to the arbitration provisions of
Section 9. In the event any such arbitration proceeding is commenced, (A) neither the AARB Petitioner nor Galileo shall be entitled to act on any aspect of the proposed activity that is the subject of such AARB Petition or an AARB Determination until any such appeal, if any, has been exhausted, and (B) the Arbitrator shall make a determination regarding the allowance or the prohibition of the activity that is the subject of the AARB Petition on the basis of the standards set forth in this Section 7.

            (m) Notwithstanding anything to the contrary herein, subsequent to the rendering of the AARB Determination or the issuance of an Award there occurs a significant change in circumstances that was not anticipated by either Galileo or the AARB Petitioner, nothing shall prohibit Galileo or the AARB Petitioner from:

            (i) seeking a reconsideration of the AARB Determination or the Award in light of the change in circumstances, in which case any such reconsideration shall be conducted in accordance with the procedures established by this Section 7 (substituting, if and as appropriate, Galileo for the AARB Petitioner, and vice versa), and in connection therewith the AARB shall take into consideration any newly developed evidence of the results of allowance or prohibition of the requested activity; or

CONFIDENTIAL TREATMENT          16
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          (ii) seeking to have the compensation to Galileo reduced or increased in accordance with the procedures described in
     Section 7(m)(i).

           (n) Notwithstanding anything to the contrary herein, an AARB Petitioner may not seek approval to engage in the same or a similar activity pursuant to this Section 7 more than once in any twelve-month period.

           SECTION 8. Confidential Information. Each Group Member shall, and shall cause its officers, directors, employees and agents (including, without limitation, any Director elected by any Group Member) (collectively, "Representatives") to, keep secret and retain in strictest confidence all Confidential Information, and shall not disclose such Confidential Information and shall cause its Representatives not to disclose such Confidential Information to anyone outside such Group Member or Galileo and its agents; nor may a Group Member or any of its Representatives exploit such Confidential Information for its benefit or the benefit of other relationships with customers of any Group Member; provided, however, nothing in this Section 8 is meant to affect any rights or obligations of the Parties under any license agreements granted by Galileo. The obligations under this Section 8 shall survive for a period of five (5) years commencing on the termination of this Agreement.

           SECTION 9. Disputes. Subject to the final sentence of Section 9, any dispute arising between the parties to this Agreement involving the subject matters covered by this Agreement shall be submitted to arbitration under this
Section 9. Any party asserting a breach of this Agreement shall notify the other party of such alleged breach (a "Dispute Notice") and the parties shall attempt to resolve such dispute amicably. An individual will be appointed by each party to such dispute and such individuals shall meet and attempt to negotiate, in good faith, a resolution of the dispute. If such individuals shall fail to resolve the dispute within fourteen (14) Business Days of the date of the Dispute Notice, either party to the dispute may notify the other party that it wishes to commence an arbitration proceeding under this paragraph (an "Arbitration Request"). The party commencing the arbitration (the "Petitioner") shall include in the Arbitration Request (a) a statement of the facts constituting the alleged breach or dispute, (b) a written statement of position ("Statement") regarding the dispute, and (c) the name of an individual designated by it to appoint an Arbitrator (an "elector"). The Statement shall state the facts and arguments in support of the position taken by the party submitting such Statement and shall detail that party's proposed solution and relief sought (if any). The party with whom the Petitioner has its dispute (the "Respondent") shall within five (5) Business Days after the date of the Arbitration Request designate a second elector by notice to the Petitioner, but if the Respondent shall fail to do so within such period the Petitioner may designate an elector on Respondent's behalf. The electors chosen by the Petitioner and the Respondent shall attempt to agree upon an arbitrator (the "Arbitrator"), but if they are unable

CONFIDENTIAL TREATMENT           17
REQUESTED BY GALILEO
INTERNATIONAL, INC.

to do so within (20) Business Days after the designation of the second elector, then either elector thereafter may apply to the American Arbitration Association (the "Association") for the selection of the Arbitrator in accordance with the Commercial Arbitration Rules of such Association. The Arbitrator so selected shall have full power to decide any dispute referred to in this paragraph. The arbitration proceedings shall be conducted in the English language, and the place of arbitration and the making of the Award (as defined below) shall be the City of New York. The United Nations Commission on International Trade Law ("UNCITRAL") rules of commercial arbitration shall apply to any arbitration commenced pursuant to this paragraph, as modified by the following procedure:

              (a) Within five (5) Business Days of the selection of the Arbitrator (the "Commencement Date"), the Respondent shall deliver its Statement regarding the dispute to the Arbitrator and the Petitioner.

              (b) Within fifteen (15) Business Days from the Commencement Date, each of the Petitioner and Respondent shall deliver to the Arbitrator and to the other party, a response ("Response") to the other party's Statement setting forth opposing facts and arguments and limited in length to ten (10) typed, single spaced pages (excluding any evidentiary exhibits included therein).

              (c) Within twenty (20) Business Days from the Commencement Date each of the Petitioner and the Respondent may deliver to the Arbitrator and to the other party, a reply to the Response limited to setting forth facts and arguments in rebuttal to the Statement and Response of the other party and limited in length to five (5) typed, single spaced pages (excluding any evidentiary exhibits included therein).

              (d) Within twenty-five (25) Business Days from the Commencement Date each of the Petitioner and the Respondent shall present an oral summation of its position to the Arbitrator in the presence of the other party in accordance with such rules of procedure including, without limitation, length of presentation and right of cross-examination, as the Arbitrator shall determine in writing and deliver to the parties not less than three (3) Business Days prior to such hearing; provided, however, that such hearing shall not exceed eight (8) hours in total and may not be adjourned except for the extraordinary circumstances beyond the control of the parties.

              (e) The Arbitrator shall either issue his decision and award ("Award") or request a further meeting of the parties within fifteen (15) days of the hearing.

CONFIDENTIAL TREATMENT           18
REQUESTED BY GALILEO
INTERNATIONAL, INC.


                (f) Any such further meeting of the parties shall take place within five (5) Business Days of the request therefor and shall be conducted as determined by the Arbitrator. The Arbitrator shall issue his Award no later than fifteen (15) days after any such further meeting of the parties.

                (g) The Award shall be in writing and shall be limited to a decision either completely in favor of Petitioner's request for relief or completely in favor of Respondent's request for relief. The Award shall be final and binding upon the parties and judgment may be entered thereon in any court of competent jurisdiction and the costs and expenses of such arbitration shall be borne by the party losing such arbitration.

                This section shall in no way affect the right of any party to seek such interim relief, and only such relief, as may be required to maintain the status quo in aid of the arbitration in any court of competent jurisdiction.

                SECTION 10. Rights and Remedies Upon Breach. (a) Notwithstanding anything in Section 9 hereof, if a Group Member breaches, or threatens to commit a breach of, any of the provisions of Section 2 or Section 8 hereof (the "Group Member Restrictive Covenants"), Galileo shall have the right and remedy to have the Group Member Restrictive Covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Galileo and that money damages will not provide an adequate remedy to Galileo. Nothing in this Section 10 shall be construed to limit the right of Galileo to collect money damages in the event of a breach of the Group Member Restrictive Covenants.

                (b) Notwithstanding anything in Section 9 hereof, if Galileo breaches, or threatens to commit a breach of, any of the provisions of Section 7 hereof (the "Galileo Restrictive Covenants"), each Group Member shall have the right and remedy to have the Galileo Restrictive Covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Group and that money damages will not provide an adequate remedy to the Group. Nothing in this Section 10 shall be construed to limit the right of any Group Member to collect money damages in the event of a breach of the Galileo Restrictive Covenants.

                SECTION 11. Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid, illegal or unenforceable, the remainder of the Restrictive Covenants shall, to the extent enforceable under applicable law, not thereby be affected and shall be given full effect, without regard to the portions which have

CONFIDENTIAL TREATMENT               19
REQUESTED BY GALILEO
INTERNATIONAL, INC.

been declared invalid, illegal or unenforceable, provided that if the economic or legal substance of the principles and transactions contemplated in this Agreement is affected in a manner materially adverse to any party as a result of the determination that a provision hereof is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original interest of parties as closely as possible in an acceptable manner to the end that the principles and transactions contemplated hereby are fulfilled to the closest extent possible, provided further that each Group and Group Member shall enter into the same modification with respect to its non-competition agreement with Galileo.

          SECTION 12. Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, it is the intention of the parties that such court shall have the power to modify any such provision, to the extent necessary to render the provision enforceable, and such provision as so modified shall be enforced.

          SECTION 13. Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          SECTION 14. Cumulative Remedies. Each of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of anyone of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy. No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition; nor shall any waiver of any default hereunder be construed as a waiver of any other default hereunder.

          SECTION 15. Amendments. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          SECTION 16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

CONFIDENTIAL TREATMENT                  20
REQUESTED BY GALILEO
INTERNATIONAL, INC.


          SECTION 17. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):

          (a)     if to Galileo:

                  Galileo International, Inc.
                  5350 S. Valentia Way
                  Englewood, Colorado 80111
                  Telecopy:  (303) 397-5020
                  Attention:  Babetta R. Gray, Esq.

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopy:  212-848-7179
                  Attention:  Clare O'Brien, Esq.

          (b)     if to the Group Member-Owner:

                  ______________________________________
                  ______________________________________
                  ______________________________________


                  Telecopy:_____________________________
                  Attention:____________________________

CONFIDENTIAL TREATMENT                   21
REQUESTED BY GALILEO
INTERNATIONAL, INC.


                                  with a copy to:

                                  _______________________________________
                                  _______________________________________
                                  _______________________________________

                                  Telecopy:______________________________
                                  Attention:_____________________________

                          (c)     If to the Ultimate Parent Entity:

                                  _______________________________________
                                  _______________________________________
                                  _______________________________________

                                  Telecopy:______________________________
                                  Attention:_____________________________


                                  with a copy to:

                                  _______________________________________
                                  _______________________________________
                                  _______________________________________

                                  Telecopy:______________________________
                                  Attention:_____________________________

                          (d)     If to the Air Carrier Affiliate:

                                  with a copy to:

                                  _______________________________________
                                  _______________________________________
                                  _______________________________________

                                  Telecopy:______________________________
                                  Attention:_____________________________

CONFIDENTIAL TREATMENT              22
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                       with a copy to:

                       _______________________________________
                       _______________________________________
                       _______________________________________

                       Telecopy:______________________________
                       Attention:_____________________________


          SECTION 18. Assignability. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties and any attempt to assign this Agreement without such consent shall be void and of no effect.

          SECTION 19. Headings. The captions and other headings contained in this Agreement are for reference purposes only and shall not be considered a part of or affect the construction and interpretation of any provision of this Agreement.

          SECTION 20. Termination. Subject to the provisions of Section 8 hereof, this Agreement shall terminate in its entirety as provided below.

          (a) This Agreement shall automatically terminate in its entirety at such time as no Group Member owns any interest in Galileo's common stock, provided that subject to section 20(b) below, if at such time a Distributor is a Group Member, this Agreement shall remain in effect with respect to such Distributor until the Distributor Agreement to which such Distributor is a party is terminated. This Agreement shall automatically terminate with respect to any Group Member at the time such Group Member ceases to be an Affiliate of the Group Member-Owner.

          (b) If a Distributor remains subject to this Agreement pursuant to the proviso to section 20(a), this Agreement shall only apply to such Distributor and to the Affiliates of such Distributor in which such Distributor owns or controls 50% or more of the capital stock (or other ownership interest, if not a corporation) ordinarily having voting rights, and not to any other Affiliates of such Distributor.

          (c) If the Group Member-Owner continues to own an interest in Galileo's capital stock, this Agreement will be terminable at the option of the Group Member-Owner on

CONFIDENTIAL TREATMENT             23
REQUESTED BY GALILEO
INTERNATIONAL, INC.

at least 12 months' prior written notice to Galileo, which notice may be
given   at any time after the second anniversary of the Effective Date;
provided that (i) following the third anniversary of the Effective Date, this Agreement may be terminated at the option of the Group Member-Owner on at least 6 months prior written notice and (ii) in any case, no notice may be given as long as a Group Member controls a Distributor. Upon such notice, (i) any Distributor formerly controlled by a Group Member shall lose all exclusive distribution and most favored nation rights under its Distributor Agreement, and (ii) Galileo, at its option, may terminate such Distributor Agreement, subject to the wind-down and transition provisions of Section 22 of such Distributor Agreement.

          (d) Upon the termination of this Agreement pursuant to Section 20(a) or upon Galileo's receipt of notice of termination pursuant to Section 20(c), Galileo, at its option, may terminate any Sales Representation Agreement with any Group Member.

          SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

CONFIDENTIAL TREATMENT          24
REQUESTED BY GALILEO
INTERNATIONAL, INC.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                        GALILEO INTERNATIONAL, INC.



                                        By
                                           _____________________________
                                           Name:
                                           Title:


                                        [GROUP MEMBER-OWNER]



                                        By
                                           _____________________________
                                           Name:
                                           Title:


                                        [GROUP MEMBER-OWNER DISTRIBUTOR]



                                        By
                                           _____________________________
                                           Name:
                                           Title:

CONFIDENTIAL TREATMENT           25
REQUESTED BY GALILEO
INTERNATIONAL, INC.



                                        [ULTIMATE PARENT ENTITY]



                                        By
                                           ____________________________
                                           Name:
                                           Title:


                                        [AIR CARRIER AFFILIATE]



                                        By
                                           ____________________________
                                           Name:
                                           Title:


                                        [PRINCIPAL AIR CARRIER
                                        AFFILIATE]



                                        By
                                           ____________________________
                                           Name:
                                           Title:

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   APPENDIX I


                 Where a Group Member markets and distributes a Customized Product to other Customers through Neutral Travel Providers pursuant to Section 3(b) of this Agreement, the following shall apply:

[INFORMATION OMITTED -- CONFIDENTIAL TREATMENT REQUESTED]
                       [TWO PAGES OMITTED]

CONFIDENTIAL TREATMENT
REQUESTED BY GALILEO
INTERNATIONAL, INC.

                                   EXHIBIT A
                                   ---------


                             AARB EXCLUSION PROCESS
                             ----------------------

                 In the event that the Airline Affiliate Review Board ("AARB") constituted pursuant to Section 7 of this Agreement shall consist of an even number of members which is greater than two, a Group Member-Owner's Air Carrier Affiliate's designee who would otherwise be entitled to participate in the AARB process shall be excluded from that process as provided herein.

                 GROUP MEMBER-OWNER'S
                 --------------------
                 AIR CARRIER AFFILIATE                      ASSIGNED NUMBER
                 ---------------------                      ---------------

                 British Airways                                    1


                 KLM                                                2


                 Swissair                                           3


                 United                                             4


                 US Airways                                         5


                 In the event that any owner of Galileo not associated with an Assigned Number as designated above shall become entitled to appoint an AARB member, each such owner shall receive an Assigned Number which follows, in ascending numerical order, the highest previously designated Assigned Number.

                 The Group Member representative excluded from the AARB shall be the representative of the Group whose Assigned Number appears as the units digit of the closing Dow Jones Industrial Average on the first Monday following the date on which the relief request notice issued pursuant to Section 7 is received by the Chairman of the Board (e.g., 7234.22: excluded Group is United), the Monday so chosen to be referred to hereinafter as the "Exclusion Day." If the number appearing as the units digit is not the Assigned Number of a Group which would be entitled to participate in the AARB process, the excluded Group Member representative shall be determined by the appearance of an otherwise participating Group Member's Assigned Number in the locations listed hereinafter, with such locations to be

CONFIDENTIAL TREATMENT               2
REQUESTED BY GALILEO
INTERNATIONAL, INC.

examined in the sequences listed, and with the process concluding upon the first appearance of an excludable Group's Assigned Number in a location:

                 (1) Closing Dow Jones Industrial Average on Exclusion Day, tenth-point digit (e.g., 7237.22: excludable Group is KLM);

                 (2)      Exclusion Day Dow Jones Industrial High, units digit;

                 (3) Exclusion Day Dow Jones Industrial High, tenth-point digit;

                 (4)      Exclusion Day Dow Jones Industrial Low, units digit;

                 (5) Exclusion Day Dow Jones Industrial Low, tenth-point digit;

                 In the event that the foregoing process does not produce a Group Member for exclusion from the AARB, or in the absence of a Dow Jones Industrial Average on the designated Exclusion Day, the excluded Group Member shall be chosen by the application of the foregoing process to the Dow Jones Industrial Average results produced on the next Business Day following the Exclusion Day. Such process shall be applied to each subsequent Business Day until a Group Member has been selected for exclusion from the AARB.

                 At any time after the selection of an excludable Group Member pursuant to the foregoing process and before the convening of the AARB, the Group Member seeking AARB review shall notify Galileo and each member of the Board of the Group Member excluded from the AARB. Any party (including Galileo) may object to such notice on the grounds that the excludable Group Member was improperly selected, and upon any failure to resolve such dispute, any party may seek resolution of the dispute via the arbitration provisions of this Agreement. A dispute regarding the composition of the AARB shall, for its duration, toll the running of any of the time periods established for AARB review by Section 7 of this Agreement.